Exhibit 10.16

CONFIRMATION AND GUARANTEE LETTER

As a shareholder of Beijing Luckin Coffee Technology Ltd. (“Luckin Tech”), I hereby confirm, represent and guarantee that my successor, guardian, creditor, spouse or any other person that may be entitled to assume rights and interests in the shares of Luckin Tech held by me upon my death, incapacity, divorce or any circumstances that may affect my ability to exercise my shareholder’s rights in Luckin Tech, will not, in any manner and under any circumstances, carry out any act that may affect or hinder the fulfillment of my obligations under each of the contractual agreements (including the Master Exclusive Service Agreement, the Business Cooperation Agreement, the Proxy Agreement and Power of Attorney, the Exclusive Option Agreement executed by myself on July 20, 2018 and the Share Pledge Agreement executed by myself on September 20, 2018) (the “Contractual Agreements”).

I hereby further confirm that, subject to requirement by Beijing Luckin Coffee Co., Ltd. (the “WFOE”), I will unwind the Contractual Agreements and transfer all of the shares of Luckin Tech held by me to  the WFOE or any party designated by the WFOE as soon as the applicable laws of the People’s Republic of China (“PRC”) allow the WFOE  to operate the business operated by Luckin Tech (which includes but not limited to the business of developing and operating catering related Internet technology) without the Contractual Agreements.  Subject to the applicable PRC laws, when the Contractual Agreements are being unwound, I must return to the WFOE or the entity designated by the WFOE any consideration I received from the WFOE during its acquisition of the shares of Luckin Tech.

I hereby undertake that, during the term of the Contractual Agreements, (i) unless otherwise agreed by the WFOE in written form, I will not directly or indirectly (by myself or by entrusting any other natural person or legal entity) to engage in, own or acquire (as shareholder, partner, agent, employee or under any other circumstances) any business that competes or might compete with the business of Luckin Tech or its affiliated companies or to have any interest in such business; (ii) none of my actions or omissions will give rise to conflict of interest between myself and the WFOE (including but not limited to the shareholders of the WFOE); and (iii) in the event of any such conflict described in paragraph (ii), which shall be decided at the sole discretion of the WFOE, I will take any action as instructed by the WFOE to eliminate such conflict provided such action is compliant with PRC laws.

Min Chen

/s/ Min Chen

Date: September 20, 2018